Form 3 — Joint Filer Information
Exhibit 99-2

Name:	MetLife Bank, National Association*
Address:	10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Daniel F. Scudder
Associate General Counsel
Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Tortoise Energy Infrastructure Corporation (“TYG”)
Date of Event Requiring Statement:	December 19, 2012

Signature: /s/Daniel F. Scudder
Daniel F. Scudder, Associate General Counsel
**Metropolitan Life Insurance Company as a direct owner/purchaser of $11,000,000 (3.99% Senior Notes, Series L, Due 12/19/2024).